UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2011

MERCER GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52660	20-1769847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1620-200 Burrard Street, Vancouver,	V6C3L6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 604 681 3130

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 24, 2011, David Shaw resigned as a director of our company and we appointed James M. Stonehouse, our Vice President of Exploration, as a director of our company.

Mr. Shaw's resignation was not due to any disagreement with our company.

Our board of directors now consists of Rahim Jivraj (President and CEO), William D. Thomas (Secretary, Treasurer and CFO), Keith Laskowski, Edward Flood and James M. Stonehouse (Vice President, Exploration).

There are no family relationships among our directors or executive officers. There have been no transactions between our company and Mr. Stonehouse since our company’s last fiscal year which would be required to be reported herein.

Item 7.01	Regulation FD Disclosure

On January 24, 2011, we issued a news release announcing the appointment of James M. Stonehouse as a director of our company and the resignation of David Shaw as a director.

Item 9.01	Financial Statements and Exhibits

99.1	News Release dated January 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER GOLD CORPORATION

/s/ Rahim Jivraj
Rahim Jivraj
Chief Executive Officer

January 24, 2011